P.O. Box 25099 Richmond, VA 23260 ☐ phone: (804) 359-9311 ☐ fax (804) 254-3594

PRESS RELEASE

CONTACT		RELEASE
Karen M. L. Whelan		Immediately
Phone:	(804) 359-9311
Fax:	(804) 254-3594
Email:	investor@universalleaf.com

Universal Corporation Announces Quarterly Dividends
Richmond, VA • August 03, 2010 / PRNEWSWIRE

George C. Freeman, III, Chairman, President and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company’s Board of Directors declared a quarterly dividend of forty-seven cents ($0.47) per share on the common shares of the Company, payable November 8, 2010, to common shareholders of record at the close of business on October 12, 2010.

In addition, the Board of Directors declared a quarterly dividend of $16.875 per share on the Series B 6.75% Convertible Perpetual Preferred Stock (“Series B Preferred Stock”), payable September 15, 2010, to shareholders of record as of 5:00 p.m. Eastern Time on September 1, 2010.

Headquartered in Richmond, Virginia, Universal Corporation is the world's leading tobacco merchant and processor and conducts business in more than 30 countries.  Its revenues from continuing operations for the fiscal year ended March 31, 2010, were $2.5 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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